N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Institutional Trust
Western Asset Institutional Cash Reserves

Item 77I (a): New or Amended Securities

In response to Sub-Items 77I (a), Western Asset Institutional Cash
Reserves, the Registrant incorporates by reference the supplement to the fund's Prospectus, Summary Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on August 24, 2016 (Accession No. 0001193125-16-689686). The Registrant also incorporates by reference Post-Effective Amendment No. 115 to Form N-1A filed on September 20, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-713666).